                                                                    EXHIBIT 25.1


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1
                          ---------------------------

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                 OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)___
                          ---------------------------

                                  REGIONS BANK
              (Exact name of trustee as specified in its charter)


      Alabama State Banking Corporation                      63-0371391
                                                          (I.R.S. employer
                                                       identification number)


            417 North 20th Street                               35202
             Birmingham, Alabama                             (Zip Code)
   (Address of principal executive offices)

                               Robert B. Rinehart
                                  Regions Bank
                               60 Commerce Street
                           Montgomery, Alabama 36104
                                 (334) 230-6120
           (Name, address and telephone number of agent for service)

                             NDCHEALTH CORPORATION
              (Exact name of obligor as specified in its charter)

                   Delaware                                  58-0977458
       (State or other jurisdiction of                    (I.R.S. employer
        incorporation or organization)                 identification number)

                             SUBSIDIARY GUARANTORS
                          LISTED ON SCHEDULE A HERETO
            (Exact name of obligors as specified in their charters)

                  NDC Plaza                                  30329-2010
               Atlanta, Georgia                              (Zip code)
   (Address of principal executive offices)


                   10 1/2% Senior Subordinated Notes Due 2012
                        (Title of Indenture Securities)

                                                                    EXHIBIT 25.1


                                                                      Schedule A


                                                     State or Other Jurisdication         I.R.S. Employer
            Subsidiary Guarantors                          of Incorporation             Identification No.
----------------------------------------------       ----------------------------       ------------------
NDC Health Information Services (Arizona) Inc.                 Delaware                     94-3018063
The Computer Place, Inc.                                        Arizona                     86-0449752
NDCHealth Intellectual Property Corp.                          Delaware                     46-0495070
HISIP Corp.                                                    Delaware                     98-0281426
NDCIP, Inc.                                                    Delaware                     98-0385353
NDCHealth Licensing, Inc.                                      Delaware                     98-0385367
NDC Acquisition Corp.                                          Delaware                     56-2306665
NDC of Canada, Inc.                                            Delaware                     01-0721703
TechRx Incorporated                                          Pennsylvania                   25-1685941

Item 1. General Information. Furnish the following information as to the trustee:

                  (a) Name and address of each examining or supervising authority to which it is subject.

                  Federal Reserve Bank of Atlanta, Atlanta, Georgia Alabama State Banking Department, Montgomery Alabama

                  (b) Whether it is authorized to exercise corporate trust powers.

                  Yes.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

                  None.

Item 16. List of exhibits.

                  The additional exhibits listed below are filed herewith:
         (Exhibits, if any, identified in parentheses are on file with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and Rule 24 of the Commissions Rules of Practice.)

                  1a. Restated Articles of Incorporation of the Trustee. (Exhibit 1 to Form T-1, Registration No. 22-21909).

                  1b. Articles of Amendment to Restated Articles of Incorporation of the Trustee. (Exhibit 1b to Form T-1, filed in connection with the Current Report on Form 8-K of BellSouth Telecommunications, Inc. dated October 9, 1997).

                  2.       Not Applicable.

                  3. Authorization of the Trustee to exercise corporate trust powers (Exhibit 3 to Form T-1, Registration No. 22-21909).

                  4. Bylaws of the Trustee. (Exhibit 4 to Form T-1, Registration No. 33-60351).

                  5.       Not applicable.

                  6. Consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, as amended.

                  7. Latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on September 30, 2002.

                  8.       Not applicable.

                  9.       Not applicable.

                                   SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Regions Bank, a state banking corporation organized and existing under the laws of the State of Alabama, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Montgomery and State of Alabama, on the 20th day of March, 2003.

                                             REGIONS BANK


                                             By: /s/Robert B. Rinehart
                                                 -------------------------------
                                                 Robert B. Rinehart
                                                 Senior Vice President and
                                                 Corporate Trust Manager

                                                           EXHIBIT 6 TO FORM T-1


                               CONSENT OF TRUSTEE


         Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issue of senior subordinated notes by NDCHealth Corporation, we hereby consent that reports of examination by Federal, State, Territorial or district authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.

                                             REGIONS BANK


                                             By: /s/Robert B. Rinehart
                                                 -------------------------------
                                                 Robert B. Rinehart
                                                 Senior Vice President and
                                                 Corporate Trust Manager


Dated:   March 20, 2003

                                                           EXHIBIT 7 TO FORM T-1


                        CONSOLIDATED REPORT OF CONDITION
                                       OF

                                  Regions Bank
              of 417 North 20th Street, Birmingham, Alambama 35202
                               and Subsidiaries,
                    a member of the Federal Reserve System,

                  at the close of business September 30, 2002,
             in accordance with a call made by the Federal Reserve
              Bank of this District pursuant to the provisions of
                            the Federal Reserve Act

                                                                                                      DOLLAR AMOUNTS
ASSETS                                                                                                 IN THOUSANDS
------                                                                                                --------------
Cash and balance due from depository institutions:
     Noninterest-bearing balances and currency and coin                                                 $1,168,540
     Interest-bearing balances                                                                               8,996
Securities:
     Held to maturity securities                                                                             7,230
     Available for sale securities                                                                       8,651,549
Federal Funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and
     Agreement subsidiaries, and in IBF's:
     Federal funds sold and securities purchased under
     agreements to resell                                                                                   20,536
Loans and lease financing receivables:
Loans and leases held for sale                                                                             515,029
     Loans and leases, net of unearned income                                   $32,065,482
     Less: Allowance for loan and lease losses                                      435,798
     Less: Allocated transfer risk reserve                                                0
                                                                                -----------
Loans and leases, net of unearned income, allowance, and
     reserve                                                                                            31,629,684
Trading assets                                                                                                   0
Premises and fixes assets (including capitalized leases)                                                   591,605
Other real estate owned                                                                                     59,103
Investments in unconsolidated subsidiaries and associated companies                                        127,723
Customers liability to this bank on acceptance outstanding                                                  36,064
Intangible assets:
     Goodwill                                                                                              143,900
     Other intangible assets                                                                               137,475
Other assets                                                                                             1,047,248
                                                                                                       -----------
TOTAL ASSETS                                                                                           $44,144,682
                                                                                                       ===========

                                                                                                      DOLLAR AMOUNTS
LIABILITIES                                                                                            IN THOUSANDS
-----------                                                                                           --------------
Deposits:
     In domestic offices                                                                                28,864,007
     Noninterest-bearing                                                          2,788,819
Interest-bearing                                                                 26,075,188
                                                                                -----------
In foreign offices, Edge and Agreement subsidiaries, and IBFs                                            3,801,853
     Noninterest-bearing                                                                  0
Interest-bearing                                                                  3,801,853
                                                                                -----------
Federal funds purchased and securities sold under
     agreements to repurchase                                                                            1,724,523
Trading liabilities                                                                                              0
Other borrowed money                                                                                     5,241,668
Bank's liability on acceptances executed and outstanding                                                    36,064
Subordinated notes and debentures                                                                           47,028
Other liabilities                                                                                          609,274
TOTAL LIABILITIES                                                                                       40,324,417
Minority interest in consolidated subsidiaries                                                             156,824

EQUITY CAPITAL
--------------

Perpetual Preferred Stock and Related Surplus                                                                    0
Common Stock                                                                                                   103
Surplus                                                                                                  1,052,167
Retained earnings                                                                                        2,241,834
Accumulated other comprehensive income                                                                     169,338
Other equity capital components                                                                                  0
TOTAL EQUITY CAPITAL                                                                                     3,663,441
                                                                                                       -----------
TOTAL LIABILITIES, MINORITY INTEREST AND
     EQUITY CAPITAL                                                                                     44,144,682
                                                                                                       ===========